[Pepco logo appears here]

[Picture Mr. Derrick with following caption appears here: Chairman of the Board and CEO John
M. Derrick, Jr. addresses shareholders at the 2001 annual meeting.]

Pepco Holds Annual Meeting; Shareholders
Approve Conectiv Merger

Pepco's Annual Meeting of Shareholders and Special Meeting of Preferred Shareholders was
held July 18 at the Inn and Conference Center at the University of Maryland, University College in
Adelphi, Md.

At the meeting, Pepco shareholders approved the company's proposed merger with Conectiv, with more than 70 percent of the outstanding common shares voting as a class and the common and preferred shares voting together as a class to approve the merger. The action by shareholders completed a significant step in the merger process that also requires regulatory approvals to close the transaction.

A long-term incentive compensation plan for the new company also was approved and five directors were elected to Pepco's board of directors. A shareholder proposal to require the annual election of the entire board of directors was rejected.

"We're pleased that our investors share our vision for the future and recognize that our strategic combination with Conectiv will improve our ability to succeed in the newly competitive and changing energy marketplace," said John M. Derrick, Jr., Chairman and Chief Executive Officer
of Pepco.

The merged company will have more than twice Pepco's current customer base, serving more than 1.8 million electric and gas customers in Delaware, the District of Columbia, Maryland, New
Jersey and Virginia, with a diverse mix of customers. The merger also will create an expanded strategic market serving a 10,000 square-mile service territory in a growing region with 4 million in population and will deliver more than 46,000 gigawatt-hours of electricity annually. The new company will be the largest owner of transmission in the Pennsylvania/New Jersey/Maryland power pool (PJM).

Changing the Dividend Policy

Pepco has reduced its annual dividend to $1 per share from $1.66 per share, effective with the
June 2001 dividend. The change was necessitated by changes within the electric utility industry from a regulated to a deregulated marketplace.

Derrick said, "It was necessary to lower the dividend to align it with our peers in the electricity delivery business and with other growth-and-income investments. Importantly, this action also provides for continued investment in the growth of the company, which helps build value in the long run for shareholders."

Pepco's Strategy

During his remarks to shareholders, Derrick talked about the changing business environment and its impact on Pepco's strategy, including:
•	Converting our generating assets to capital for growth.
•	Expanding subsidiary activities in energy services and building the next generation of telecommunications facilities.
•	Growing the power delivery business by pursuing a strategic merger with Conectiv.

Selling the Plants for Capital and Growth

The sale of Pepco's power plants is playing a major part in meeting challenges to create shareholder value, said Derrick. The company sold its four largest power plants to Mirant and transferred the two older plants in the District of Columbia to its energy services subsidiary,
Pepco Energy Services, as part of its strategy to divest its generation and to grow its regulated delivery assets.

With proceeds from the plants' sale, Pepco has retired debt; repurchased common stock; offset costs associated with making the transition to deregulation; shared a set portion with customers through bill credits; and reinvested the rest back into its core business with new technologies to strengthen its transmission and distribution systems, and customer services.

Proceeds from the sale also have opened opportunities to expand the company through appropriate mergers or acquisitions and to invest in the growth of its subsidiary companies.

Expanding Our Energy Services

Pepco's President and Chief Operating Officer Dennis Wraase discussed the operations of
Pepco's subsidiaries, Pepco Energy Services and Starpower.

"Pepco Energy Services has experienced rapid growth," said Wraase. "We formed Pepco
Energy Services in 1995, and during that first year its revenues were $700,000. Revenues for the first six months of 2001 of $269 million already exceed the total for 2000. We earned $4 million in the first two quarters of 2001."

Pepco Energy Services and its subsidiaries provide competitive energy and energy-related products and services in markets primarily from New Jersey to Georgia.

Pepco Energy Services' major successes have included:

•

Baltimore Area -- Pepco Energy Services has signed contracts to supply electricity to six large Baltimore Gas & Electric area power users -- substantially expanding its market presence in Maryland outside of Pepco's service area.

•	Military District of Washington -- With its partner Viron, Pepco Energy Services was awarded the largest energy saving-performance contract ($214 million) ever awarded by the federal government.
•	National Institutes of Health -- Pepco Energy Services will construct, operate and maintain a 23MW gas-fired cogeneration unit and construct a new electrical substation.
•

SMECO -- On January 1 of this year, Pepco Energy Services began a four-year contract providing wholesale electric service to the Southern Maryland Electric Cooperative, the largest electric co-op in the U.S.

•

Washington Convention Center -- With its partner Trigen, Pepco Energy Services signed a $5.2 million contract to construct, operate and maintain the HVAC system and to install back-up generators at the new Washington Convention Center.

Building the Next Generation of Telecommunications Facilities

Wraase said Starpower, the only multi-service competitive telecommunications service provider in the Washington, D.C., market, is focused on the following key objectives going forward:

•	Continuing to improve customer service to be the best in the region.
•	Launching a new channel line up that will add over 100 new channels, bringing over 300 channels of cable television programming to its subscribers.
•	Launching new products that provide flat monthly-fee, multi-service plans that offer the additional advantage of putting multiple services on a single, consolidated bill.
•	Streamlining its operations to optimize asset use in today's tight financial environment.

Starpower, founded in 1998, is a joint venture that is equally owned and controlled by Pepco subsidiary Pepco Communications and an affiliate of RCN Corporation.

Starpower has installed over 1,900 miles of its broadband system to provide cable television, local and long-distance telephone and high-speed Internet, which currently serves more than
50,000 on-network customer connections and more than 209,000 dial-up Internet and resale telephone customer connections in the greater Washington, D.C., area.

Starpower is launching service in Falls Church, Va., and in parts of Bethesda, Gaithersburg and
Silver Spring in Montgomery County, Md., as well as continuing to market its services in
Washington, D.C.

Results of Operations

For the six months ended June 30, Pepco reported consolidated earnings per share of $1.02.
Excluding 21 cents per share for the one-time divestiture gain resulting from the January 2001 sale of the company's 9.72 percent interest in the Conemaugh Generating Station, earnings for this period amount to 78 cents per share from recurring utility operations and 3 cents per share from Pepco's competitive subsidiary, Pepco Holdings, Inc., (PHI), for a consolidated total of 81 cents per share. The 81 cents compares with 55 cents for the same period last year.

The increase in year-to-date 2001 earnings is due in part to the positive effect of debt reduction and stock buyback programs, the temporary investment of proceeds from the sale of Pepco's generating assets and an increase in revenues due to a 3.6 percent increase in delivered kilowatt-hour sales, excluding wholesale sales in 2000. In addition, customers benefited from a decrease in base rates as part of the transition to customer choice.

This year's first-half earnings also include the effect from the low-cost energy buyback contract to supply electricity to customers who do not choose a competitive supplier. While the summer will continue to be our biggest quarter and revenues and earnings will continue to be weather sensitive, Pepco will no longer see as large a portion of its earnings in the third quarter as in past years. That's because our buyback contract has the effect of smoothing Pepco's revenues and earnings more evenly over the year.

The year-to-date contribution from Pepco Holdings, Inc., of 3 cents per share, was unchanged from the corresponding period in 2000. Pepco Energy Services, a competitive energy services subsidiary of PHI, contributed the 3 cents per share earning this year compared with a 5 cent loss in 2000, reflecting improved earnings from the energy efficiency and commodity businesses and favorable operating results of the two Pepco generating stations that were transferred to Pepco
Energy Services in December 2000. Year-to-date earnings per share from Potomac Capital
Investment Corp. (PCI), also a PHI subsidiary, were zero compared with 8 cents in the corresponding period in 2000. PCI's 8-cent earnings per share in 2000 resulted from several nonrecurring transactions that occurred during the period.

Earnings Analysis
	Six Months Ended June 30,
	2001	2000
Basic Earnings Per Share
Recurring Utility Operations	$ .78	$ .52
Gain on Divestiture of Generation Assets	.21	-
Total Utility Operations	.99	.52
PHI Operations
PCI Operations	-	.08
Pepco Energy Services Operations	.03	(.05)
Total PHI Operations	.03	.03
Pepco Consolidated Earnings	$1.02	$.55
Basic Average Common Shares Outstanding	109,416,000	118,450,000

Diluted Earnings Per Share
Pepco Consolidated Earnings	$1.02	$.55
Diluted Average Common Shares Outstanding	109,982,000	121,843,000

Selected Consolidated Financial Information
	Six Months Ended June 30, 2001
(Millions of Dollars)	Utility	PCI	Pepco Energy Services	Pepco Consolidated

Operating Revenue	$914.9 (A)	$49.6	$269.0	$1,233.5 (A)
Operating Expenses	688.9	40.8	263.4	993.1
Operating Income	226.0	8.8	5.6	240.4
Other (Expense) Income, net	(23.3)	(25.7)	1.5	(47.5) (B)
Distributions on Preferred Securities of Subsidiary Trust	4.6	-	-	4.6
Income Tax Expense (Benefit)	87.5	(16.7)	3.1	73.9
Net Income (Loss)	110.6	(.2)	4.0	114.4
Dividends on Preferred Stock	2.5	-	-	2.5
Earnings (Loss) Available for Common Stock	$108.1 (C)	$(.2)	$4.0	$ 111.9 (C)

	Six Months Ended June 30, 2000
(Millions of Dollars)	Utility	PCI	Pepco Energy Services	Pepco Consolidated
Operating Revenue	$1,012.4	$69.8 (A)	$89.4	$1,171.6 (A)
Operating Expenses	829.2	29.4	98.3	956.9
Operating Income (Loss)	183.2	40.4	(8.9)	214.7
Other (Expense) Income, net	(71.3)	(30.2)	.5	(101.0) (B)
Distributions on Preferred Securities of Subsidiary Trust	4.6	-	-	4.6
Income Tax Expense (Benefit)	42.8	1.5	(2.9)	41.4
Net Income (Loss)	64.5	8.7	(5.5)	67.7
Dividends on Preferred Stock	2.8	-	-	2.8
Earnings (Loss) Available for Common Stock	$61.7	$8.7 (C)	$(5.5)	$64.9 (C)

(A) Includes pre-tax gains of $50.2 million and $19.7 million from the divestiture of Conemaugh by Pepco in 2001 and the sale of Cove Point by PCI in 2000, respectively.

(B) Includes "Loss from Equity Investments, Principally a Telecommunication Entity" of $10.5 million and $8 million at June 30, 2001 and 2000 respectively.

(C) Includes after-tax gains of $22.4 million and $11.8 million from the divestiture of Conemaugh by Pepco in 2001 and the sale of Cove Point by PCI in 2000, respectively. Also see (A) above.

Ensuring Reliability

PJM

California's energy problems have heightened consumer concerns, but are unlikely to happen in the mid-Atlantic market known as PJM, in which Pepco participates, for a number of reasons.

The basic problems in California are that energy supplies there have not kept pace with demand and California's deregulation scheme was flawed. Over the past decade, no significant new power plants have been built there and California's regulators discouraged utilities from engaging in long-term power contracts, instead requiring them to purchase power on the spot market, which can be highly volatile.

In contrast, in PJM, generating capacity has kept pace with load growth and more than 15,000 megawatts are under construction or in advanced stages of planning. In addition, Pepco and other PJM companies are encouraged to cover anticipated needs through stable, fixed-price, long-term contracts.

Georgetown

As elsewhere in our service territory, we have continually added to and maintained our electric system in Georgetown, a historic section of Washington, following standard utility practice.
However, recent studies and inspections we have made in Georgetown as a result of manhole incidents there, have demonstrated that the old infrastructure can no longer support the growth of that area. For that reason, we have announced an expedited plan to completely rebuild and rewire a significant part of the infrastructure and electric system in Georgetown.

In addition, we have doubled the number of manhole inspections from 5,000 to 10,000 annually in
Washington and have installed about 3,700 slotted covers in pedestrian areas in the city to reduce the chances of manhole cover displacement and provide early warning of underground problems.

Although we cannot guarantee that problems will be totally eliminated in any mechanical and electrical equipment, we can assure our customers that we are responding aggressively at a number of levels to ensure our system is safe and reliable.

Pepco Headquarters Moves to Edison Place

Pepco's headquarters has moved to 701 Ninth Street in Washington, D.C. The Shareholder
Service Department is located on the fifth floor at that address. The mailing address for the
Shareholder Service Department remains the same. For shareholder inquiries write:

Shareholder Service Department
P.O. Box 97256
Washington, D.C. 20090-7256

202-872-3183
Toll Free: 1-800-527-3726